Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions (collectively the “Transactions”):

•	The Two-Step Merger

•	The Convertible Note Financing

•	The C Acquisition

890 is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. 890 was incorporated in Delaware on September 9, 2020, consummated its IPO on January 11, 2021 and closed its IPO on January 14, 2021, raising $287.5 million, which was placed in a trust account. As of September 30, 2021, there was $287.5 million held in the trust account.

BuzzFeed was incorporated in Delaware on June 19, 2008. BuzzFeed is a global digital media company with a portfolio of well-known brands with massive reach, engagement and distribution, and leveraging data and innovation to reach hundreds of millions of people worldwide. BuzzFeed provides breaking news, original reporting, entertainment, and video across the social web to its global audience.

On December 3, 2021 (the “Closing Date”), 890 and BuzzFeed consummated the previously announced business combinations in connection with the Merger Agreement. In connection with the consummation of the Business Combination, Merger Sub I, a wholly owned subsidiary of 890, merged with and into BuzzFeed, with BuzzFeed as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of 890 (the “Merger”). Immediately following the Merger, BuzzFeed merged with and into Merger Sub II, a wholly owned subsidiary of 890, (the “Second Merger,” together with the Merger the “Two-Step Merger”) with Merger Sub II being the surviving company of the second merger. Upon the consummation of the Business Combination, the new combined company was renamed BuzzFeed, Inc. (hereinafter referred to as “New BuzzFeed”).

CM Partners was formed on April 8, 2016 as a Delaware limited liability company for the purpose of acquiring 100% of Complex Media. Complex Media was incorporated on May 22, 2009 and is a publisher of original online media content targeting Millennial and Gen Z consumers. On March 27, 2021, BuzzFeed entered into an agreement to acquire 100% of the outstanding membership interests of CM Partners in exchange for approximately $200 million in cash and 10,000,000 shares of New BuzzFeed Class A common stock, which was also consummated on the Closing Date.

Accounting for the Transactions

This information should be read together with BuzzFeed, 890, and Complex Networks’ financial statements and related notes, and other financial information included in the Proxy Statement/ Prospectus, which is incorporated herein by reference.

The Two-Step Merger was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, 890 was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the reverse recapitalization was treated as the equivalent of BuzzFeed issuing stock for the net assets of 890, accompanied by a recapitalization. The net assets of 890 were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization are those of BuzzFeed.

The C Acquisition was treated as a business combination under FASB ASC 805, and was accounted for using the acquisition method of accounting. BuzzFeed recorded the fair value of assets acquired and liabilities assumed from Complex Networks.

BuzzFeed was determined to be the accounting acquirer of 890 and Complex Networks based on the following facts and circumstances:

•	BuzzFeed’s existing stockholders own a majority of the outstanding shares of and hold a majority of the voting power in New BuzzFeed with more than 97% of the voting interests;

•	BuzzFeed appointed the majority of the directors on the New BuzzFeed Board;

•	BuzzFeed’s existing management comprises the majority of the management of New BuzzFeed;

•	BuzzFeed is the larger entity based on historical revenues and business operations and will comprise of the majority of the ongoing operations of New BuzzFeed; and

•	New BuzzFeed assumed BuzzFeed’s name.

The preponderance of evidence as described above is indicative that BuzzFeed was the accounting acquirer of 890 and Complex Networks.

Description of the Transactions

On the Closing Date, 890 paid approximately $1.2345 billion in aggregate consideration.

On the Closing Date: (i) each issued and outstanding share of 890 Class A common stock, par value $0.0001 per share, and the 890 Class F common stock, par value $0.0001 per share, became one share of New BuzzFeed Class A common stock, par value $0.0001 per share; (ii) each issued and outstanding whole warrant to purchase shares of 890 Class A common stock became a warrant to acquire one share of the New BuzzFeed Class A common stock at an exercise price of $11.50 per share (each a “New BuzzFeed warrant”); and (iii) each issued and outstanding unit of 890 that had not been previously separated into the underlying share of 890 Class A common stock and the underlying warrants of 890 upon the request of the holder thereof was cancelled and entitled the holder thereof to one share of New BuzzFeed Class A common stock and one-third of one New BuzzFeed warrant.

Pursuant to the terms of the Merger Agreement, at the Effective Time of the Two-Step Merger, (i) each share of Class A Common Stock and Preferred Stock (other than Series F Preferred Stock and Series G Preferred Stock, any cancelled shares or dissenting shares) issued and outstanding immediately prior to the effective time were cancelled and automatically converted into the right to receive 0.306 shares of New BuzzFeed Class A Common Stock; (ii) all of the shares of Series F Preferred Stock and Series G Preferred Stock issued and outstanding immediately prior to the effective time were cancelled and automatically converted into the right to receive 30,880,000 shares of New BuzzFeed Class A Common Stock; (iii) each share of Class B Common Stock of BuzzFeed issued and outstanding immediately prior to the effective time (other than any cancelled shares or dissenting shares) were cancelled and automatically converted into the right to receive 0.306 shares of New BuzzFeed Class B Common Stock; and (iv) each share of Class C Common Stock of BuzzFeed issued and outstanding immediately prior to the effective time (other than any cancelled shares or dissenting shares) were cancelled and automatically converted into the right to receive 0.306 shares of New BuzzFeed Class C Common Stock, in each case in accordance with the applicable provisions of the Merger Agreement.

Upon consummation of the Business Combination, all BuzzFeed Options, BuzzFeed Restricted Stock Awards, and BuzzFeed RSUs outstanding automatically converted into New BuzzFeed Options, New BuzzFeed RSAs, and New BuzzFeed RSUs, respectively, based on the applicable exchange ratios as determined in accordance with the Merger Agreement, which was 0.306 at the Closing Date. Each New BuzzFeed Option, New BuzzFeed RSA, and New BuzzFeed RSU will vest on the same schedule as the vesting schedule set forth in the respective BuzzFeed Option, BuzzFeed RSA, and BuzzFeed RSU. Continuous employment with or services provided to BuzzFeed or any of its subsidiaries will be credited to each holder for purposes of determining vesting.

Basis of Pro Forma Presentation

The following summarizes the pro forma New BuzzFeed shares outstanding after taking into consideration actual redemptions:

	(Shares)%
New BuzzFeed Class A shares issued to BuzzFeed stockholders	91,108,394	68.3%
New BuzzFeed Class B shares issued to BuzzFeed stockholders	15,872,459	11.9%
New BuzzFeed Class C shares issued to BuzzFeed stockholders	6,478,031	4.9%
Total BuzzFeed stockholders	113,458,884	85.1%
New BuzzFeed Class A shares issued to Complex Networks equityholders	10,000,000	7.5%
New BuzzFeed Class A shares issued to 890 public shareholders	1,616,481	1.2%
New BuzzFeed Class A shares issued to Founders, Sponsor, and underwriters	8,274,437	6.2%
Pro Forma New BuzzFeed Shares Outstanding	133,349,802	100.0%

The table above excludes New BuzzFeed Options, New BuzzFeed RSAs, and New BuzzFeed RSUs issued upon conversion of outstanding BuzzFeed Options, BuzzFeed Restricted Stock Awards, and BuzzFeed RSUs at consummation of the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 are based on the historical financial statements of 890, BuzzFeed, and Complex Networks. The unaudited pro forma adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

	As of September 30, 2021						As of September 30, 2021
ASSETS	BuzzFeed, Inc. (Historical)	890 5th Avenue Partners, Inc. (Historical)	Complex Media	Accounting Policies and Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
Current Assets
Cash and cash equivalents	$145,597	$60	$4,796	-	$287,511	[A]	$78,300
				-	150,000	[B]
				-	(38,329)	[C]
				-	(200,000)	[N]
				-	5,000	[J]
					(5,000)	[K]
					(271,335)	[I]
Accounts receivable, net	77,351	-	37,177	-	-		114,528
Prepaid and other current assets	23,851	550	16,928	(14,149)	(1,799)	[C]	25,381
Total Current Assets	246,799	610	58,901	(14,149)	(73,952)		218,209

Investments held in Trust Account	-	287,511	-	-	(287,511)	[A]	-
Property and equipment, net	22,875	-	-	-	-		22,875
Capitalized software costs, net	16,586	-	-	-	-		16,586
Intangible assets, net	19,139	-	61,427	-	58,873	[N]	139,439
Goodwill, net	5,927	-	83,956	-	107,062	[N]	196,945
Prepaid and other assets	18,506	-	1,824	14,149	(5,000)	[J]	29,479
Total Assets	$329,832	$288,121	$206,108	-	$(200,528)		$623,533

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	12,587	469	3,682	-	(1,045)	[C]	15,693
Accrued expenses	20,188	70	-	17,581	(919)	[C]	36,920
Accrued expenses and other liabilities	-	-	28,675	(28,675)			-
Franchise tax payable	-	150	-	(150)	-		-
Deferred rent	4,252	-	-	54	-		4,306
Deferred revenue	1,503	-	13,461	-	-		14,964
Accrued compensation	23,749	-	-	10,882	-		34,631
Derivative liability	-	-	-	-	31,620	[B]	31,620
Note payable	-	1,000	5,000	-	(5,000)	[K]	-
					(1,000)	[M]
Other current liabilities	1,312	-	-	308	-		1,620
Total Current Liabilities	63,591	1,689	50,818	-	23,656		139,754
Deferred rent	13,634	-	-	439	-		14,073
Debt	19,504	-	-	-	118,380	[B]	132,296
					(5,588)	[C]
Other liabilities	3,781	-	600	2,264	-		6,645
Warrant liabilities	-	12,214	-	-	33	[M]	12,247
Deferred tax liabilities	-	-	5,828	-	(5,828)	[N]	-
Long-term incentive plan, noncurrent	-	-	2,703	(2,703)	-		-
Total Liabilities	100,510	13,903	59,949	-	130,653		305,015

Commitments and Contingencies
Class A Common Stock subject to possible redemption, 28,750 shares at redemption value	-	287,500	-	-	(287,500)	[F]	-
Series A, convertible preferred stock	3,001	-	-	-	(3,001)	[D]	-
Series A-1, convertible preferred stock	4	-	-	-	(4)	[D]	-
Series B, convertible preferred stock	7,904	-	-	-	(7,904)	[D]	-
Series C, convertible preferred stock	15,434	-	-	-	(15,434)	[D]	-
Series D, convertible preferred stock	19,311	-	-	-	(19,311)	[D]	-
Series E, convertible preferred stock	49,646	-	-	-	(49,646)	[D]	-
Series F, convertible preferred shares	199,856	-	-	-	(199,856)	[D]	-
Series G, convertible preferred shares	199,681	-	-	-	(199,681)	[D]	-
Redeemable noncontrolling interest	1,570	-	-	-	-		1,570

Stockholders' Equity
Class A Common stock	1	-	-	-	-		11
					8	[D]
					3	[F]
					1	[G]
					1	[N]
					(3)	[I]
Class B Common stock	3	-	-	-	(1)	[D]	2
Class C Common stock	2	-	-	-	(1)	[D]	1
Class F Common stock		1		-	(1)	[G]	-
Preferred stock	-	-	-	-	-		-
CM Partners, LLC members' interests	-	-	273,573	-	(273,573)	[N]	-

Additional paid-in capital	97,683	-	-	-	967	[M]	715,131
					(26,215)	[C]
					522,135	[D]
					(13,283)	[E]
					287,497	[F]
					4,870	[H]
					96,199	[N]
					16,610	[L]
					(271,332)	[I]
Accumulated other comprehensive income (loss)	(3,098)	-	-	-	-		(3,098)
Accumulated deficit	(362,553)	(13,283)	(127,414)	-	(6,361)	[C]	(395,976)
					(27,304)	[D]
					13,283	[E]
					(4,870)	[H]
					149,136	[N]
					(16,610)	[L]
Treasury stock	(820)	-	-	-	-		(820)

Total Parent stockholders' equity	(268,782)	(13,282)	146,159	-	451,156		315,251
Noncontrolling interest	1,697	-	-	-	-		1,697
Total stockholders' equity	(267,085)	(13,282)	146,159	-	451,156		316,948
TOTAL LIABILITIES AND EQUITY	$329,832	$288,121	$206,108	-	$(200,528)		$623,533

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Nine Months Ended September 30, 2021						Nine Months Ended September 30, 2021

	BuzzFeed, Inc. (Historical)	890 5th Avenue Partners, Inc. (Historical)	Complex Media	Accounting Policies and Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$251,848	-	$84,256	-	-		$336,104

Cost and Expenses:
Cost of revenue, excluding depreciation and amortization	135,903	-	41,500	1,199	-		178,602
Sales and marketing	34,170	-	2,874	492	-		37,536
General and administrative	65,274	2,318	14,800	34,561	-		116,953
Research and development	19,285	-	-	-	-		19,285
Depreciation and amortization	15,033	-	7,642	-	3,925	[FF]	26,600
Employee related costs	-	-	36,252	(36,252)	-		-
Administrative fee - related party	-	180	-	-	-		180
Franchise tax expense	-	150	-	-	-		150

Total costs and expenses	269,665	2,648	103,068	-	3,925		379,306

Income (Loss) from operations	(17,817)	(2,648)	(18,812)	-	(3,925)		(43,202)

Change in fair value of warrant liabilities	-	(807)	-	-	-		(807)
Offering costs associated with issuance of public and private warrants	-	(232)	-	-	-		(232)
Net gain from investments held in Trust Account	-	11	-	-	(11)	[BB]	-
Other income,net	(2,278)	-	-	(58)	(14,092)	[CC]	(16,428)
Interest expense	-	-	(58)	58	-		-
Loss on disposition	(612)	-	-	-	-		(612)

Income (loss) before income taxes	(20,707)	(3,676)	(18,870)	-	(18,028)		(61,281)

Income tax provision (benefit)	(5,011)	-	(4,202)	-	5,617	[HH]	(3,596)

Net income (loss)	$(15,696)	$(3,676)	$(14,668)	-	$(23,645)		$(57,685)

Net income (loss) attributable to the redeemable noncontrolling interest	212	-	-	-	-		212
Net income (loss) attributable to noncontrolling interest	(173)	-	-	-	-		(173)

Net Income (loss) attributable to BuzzFeed, Inc.	$(15,735)	$(3,676)	$(14,668)	-	$(23,645)		$(57,724)

Per share:
Net income (loss) per common share - basic and diluted	$(0.28)	$(0.10)	$-				$(0.43)
Basic and diluted weighted average common shares outstanding	57,072	28,121	-				133,350

Net income (loss) per share, Class F common stock - basic and diluted		$(0.10)
Basic and diluted weighted average shares outstanding of Class F common stock		7,143

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended December 31, 2020	Period from September 9, 2020 (inception) to December 31, 2020	Year Ended December 31, 2020				Year Ended December 31, 2020

	BuzzFeed, Inc. (Historical)	890 5th Avenue Partners, Inc. (Historical)	Complex Media	Accounting Policies and Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$321,324	-	$125,044	-	-		$446,368

Cost and Expenses:
Cost of revenue, excluding depreciation and amortization	140,290	-	65,428	18,471	1,917	[EE]	226,106
Sales and marketing	50,680	-	2,678	15,583	4,296	[EE]	73,237
General and administrative	83,061	11	13,377	9,938	4,868	[AA]	125,747
					4,870	[DD]
					9,622	[EE]
Research and development	17,669	-	-	-	775	[EE]	18,444
Depreciation and amortization	17,486	-	9,684	-	4,333	[FF]	31,503
Employee related costs	-	-	43,992	(43,992)	-		-
							-
Total costs and expenses	309,186	11	135,159	-	30,681		475,037

Income (Loss) from operations	12,138	(11)	(10,115)	-	(30,681)		(28,669)

Other income,net	670	-	-	48	(1,493)	[AA]	(18,882)
					(18,107)	[CC]
Interest income	-	-	48	(48)	-		-
Loss on disposition	(711)	-	-	-	-		(711)

Income (loss) before income taxes	12,097	(11)	(10,067)	-	(50,281)		(48,262)

Income tax provision (benefit)	941	-	(3,077)	-	(18,645)	[GG]	(20,781)

Net income (loss)	$11,156	$(11)	$(6,990)	-	$(31,636)		$(27,481)

Net income (loss) attributable to the redeemable noncontrolling interest	820	-	-	-	-		820

Net Income (loss) attributable to BuzzFeed, Inc.	$10,336	$(11)	$(6,990)	-	$(31,636)		$(28,301)

Per share:
Net income (loss) per common share - basic and diluted	$-	$-	$-				$(0.21)
Basic and diluted weighted average common shares outstanding	39,027	6,250	-				133,350

(1)	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 includes $25,289 of revenue earned by Complex Networks and $11,517 of expenses incurred by Complex Networks, included within cost of revenue, related to a contract with a related party. Revenue and expenses related to this contract are not expected to reoccur beyond 12 months after the C Acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The Two-Step Merger was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, 890 was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Two-Step Merger was treated as the equivalent of BuzzFeed issuing shares for the net assets of 890, accompanied by a recapitalization. The net assets of 890 were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Two-Step Merger are those of BuzzFeed.

The C Acquisition is considered a business combination under FASB ASC 805, and was accounted for using the acquisition method of accounting. BuzzFeed recorded the fair value of assets acquired and liabilities assumed from Complex Networks.

The determination of BuzzFeed being the accounting acquirer for the Two-Step Merger and C Acquisition was primarily based on evaluation of the following facts and circumstances: (i) BuzzFeed’s existing stockholders own the majority of the shares and have the majority of the voting interests in New BuzzFeed with more than 97% of the voting interests; (ii) BuzzFeed appointed the majority of the directors on the New BuzzFeed Board; (iii) BuzzFeed’s existing management comprises the majority of the management of New BuzzFeed; (iv) BuzzFeed is the larger entity based on historical revenues and business operations and comprises the majority of the ongoing operations of New BuzzFeed; and (v) New BuzzFeed assumed BuzzFeed’s name.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Transactions occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 present the pro forma effect of the Transactions as if it had been completed on January 1, 2020. These periods are presented on the basis of BuzzFeed being the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	890’s unaudited condensed balance sheet as of September 30, 2021 and the related notes for the nine months ended September 30, 2021, included in the Proxy Statement/ Prospectus, which is incorporated herein by reference;

•	BuzzFeed’s unaudited condensed consolidated balance sheet as of September 30, 2021 and the related notes for the nine months ended September 30, 2021, included in the Proxy Statement/ Prospectus, which is incorporated herein by reference; and

•	Complex Networks’ unaudited condensed consolidated balance sheet as of September 30, 2021 and the related notes for the nine months ended September 30, 2021, included in the Proxy Statement/ Prospectus, which is incorporated herein by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been prepared using, and should be read in conjunction, with the following:

•	890’s unaudited condensed statement of operations for the nine months ended September 30, 2021 and the related notes, included in the Proxy Statement/ Prospectus, which is incorporated herein by reference;

•	BuzzFeed’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2021 and the related notes, included in the Proxy Statement/ Prospectus, which is incorporated herein by reference; and

•	Complex Networks’ unaudited condensed consolidated statement of operations for the nine months ended September 30, 2021 and the related notes, included in the Proxy Statement/ Prospectus, which is incorporated herein by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction, with the following:

•	890’s statement of operations for the period from September 9, 2020 (inception) through December 31, 2020 and the related notes, included in the Proxy Statement/ Prospectus, which is incorporated herein by reference;

•	BuzzFeed’s consolidated statement of operations for the year ended December 31, 2020 and the related notes, included in the Proxy Statement/ Prospectus, which is incorporated herein by reference; and

•	Complex Networks’ consolidated statement of operations for the year ended December 31, 2020 and the related notes, included in the Proxy Statement/ Prospectus, which is incorporated herein by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma financial information reflects transaction-related adjustments management believes are necessary to present fairly BuzzFeed’s pro forma results of operations and financial position following the closing of the Two-Step Merger, C Acquisition and related transactions as of and for the periods indicated. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. BuzzFeed believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Two-Step Merger, C Acquisition and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.

The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New BuzzFeed. They should be read in conjunction with the audited financial statements and notes thereto of each of 890, BuzzFeed and Complex Networks, which are included in the Proxy Statement/ Prospectus, which is incorporated herein by reference.

Note 2 — Accounting Policies and Reclassifications

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align 890’s, and Complex Networks’ financial statement presentation to that of BuzzFeed, the accounting acquirer. Additionally, management has performed an initial review of the accounting policies of each entity to conform the accounting policies to those of BuzzFeed, the accounting acquirer. In doing so, management has not identified differences that would have a material impact on the unaudited pro forma combined financial information. Upon consummation of the Transactions, management will perform a comprehensive review of the three entities’ accounting policies and financial statements. As a result of the review, management may identify differences between the accounting policies of the entities and further reclassification adjustments which, when conformed, could have a material impact on the financial statements of New BuzzFeed.

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that directly reflect the accounting for the Transactions.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New BuzzFeed filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of New BuzzFeed’s shares outstanding, assuming the Transactions occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)	Reflects the reclassification of cash and cash equivalents held in 890’s trust account that became available upon completion of the Business Combination.

(B)	Represents the proceeds from the issuance of $150.0 million of convertible notes in the Convertible Note Financing, including a derivative liability of approximately $31.6 million.

(C)	Reflects the transaction costs incurred by BuzzFeed and 890 including, but not limited to, advisory fees, legal fees and registration fees. This includes the recognition against additional paid-in capital of $28.2 million of direct and incremental costs incurred by BuzzFeed and 890 in connection with the consummation of the Two-Step Merger, the recognition against debt of $5.6 million of direct and incremental costs incurred by BuzzFeed and 890 in connection with the Convertible Note Financing, and the expensing and cash settlement of $4.9 million of certain transaction costs incurred by BuzzFeed and Complex Networks related to the C Acquisition and $1.5 million of direct and incremental transaction costs allocated to the derivative liability component of the Convertible Note Financing. Approximately $2.0 million of direct and incremental costs incurred by 890 in connection with the Two-Step Merger and Convertible Note Financing were settled through the issuance of 209,437 shares of New BuzzFeed Class A common stock.

(D)	Represents recapitalization of BuzzFeed’s equity, including:

•	Conversion of 3,151,923 shares of BuzzFeed Preferred A-1 stock and 500,000 shares of BuzzFeed Preferred A stock into 36,519,230 shares of BuzzFeed Class B common stock immediately prior to the consummation of the Two-Step Merger;

•	Conversion of 12,657,880 shares of BuzzFeed Class B common stock to an equivalent number of shares of BuzzFeed Class A common stock immediately prior to the consummation of the Two-Step Merger;

•	Issuance of 30,880,000 shares of New BuzzFeed Class A common stock in exchange for all outstanding shares of BuzzFeed Preferred F stock and all outstanding shares of BuzzFeed Preferred G stock;

•	Issuance of 60,228,394 shares of New BuzzFeed Class A common stock in exchange for all outstanding shares of BuzzFeed Class A common stock and BuzzFeed preferred stock (other than Series F Preferred Stock and Series G Preferred Stock).

•	Issuance of 15,872,459 shares of New BuzzFeed Class B common stock in exchange for all outstanding shares of BuzzFeed Class B common stock.

•	Issuance of 6,478,031 shares of New BuzzFeed Class C common stock in exchange for all outstanding shares of BuzzFeed Class C common stock.

(E)	Reflects the reclassification of 890’s historical accumulated deficit to additional paid-in capital in connection with the Two-Step Merger.

(F)	Represents the reclassification of historical 890’s Class A common stock subject to possible redemption from temporary equity into permanent equity immediately prior to the consummation of the Two-Step Merger.

(G)	Represents the conversion of 890 Class F common stock to Class A common stock immediately prior to the consummation of the Two-Step Merger.

(H)	Reflects the recognition of $4.9 million of stock-based compensation expense associated with the Escrow Agreement. Under the terms of the Escrow Agreement in the event the Transfer Date SPAC Share Price (as defined in the Escrow Agreement) is less than $12.50 per share on the Transfer Date (as defined in the Escrow Agreement) (the “Market Condition”), the escrow agent will transfer a number of Escrowed Shares equal to the Make Whole Shares (as defined in the Escrow Agreement) to NBCU, and the remainder, if any, to Mr. Peretti. If the Transfer Date SPAC Share Price is equal to or greater than $12.50 per share, all of the Escrowed Shares will be transferred to Mr. Peretti. The $4.9 million estimated fair value was estimated using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the likelihood that the Market Condition will be satisfied. This equity award is accounted for as compensatory to the Chief Executive Officer. As there are no future service conditions, the estimated fair value of the award was recognized upon closing of the Two-Step Merger as a non-recurring expense.

(I)	Reflects the actual redemption of 27,133,519 public shares for aggregate redemption payments of $271.3 million allocated to Class A common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.00 per share.

(J)	Represents the reclassification of the $5.0 million performance deposit placed in escrow associated with the acquisition of Complex Networks from prepaid and other assets to cash, which was returned to BuzzFeed by the escrow agent upon completion of the C Acquisition.

(K)	Represents the repayment of Complex Networks’ related party notes payable with cash on hand.

(L)

Represents incremental stock-based compensation expense associated with certain BuzzFeed RSUs that vest based on both a liquidity and a service condition. The liquidity condition for 9,124,000 restricted stock units, or Liquidity Condition 2 RSUs, is satisfied upon the occurrence of certain events, including a merger or acquisition or other business combination transaction involving the Company and a publicly traded special purpose acquisition company or other similar entity and, as a result, the liquidity condition for the Liquidity Condition 2 RSUs was satisfied upon the completion of the Two-Step Merger. Upon closing of the Two-Step Merger, we recognized approximately $16.6 million of incremental stock-based compensation expense associated with these restricted stock units, based on the number of restricted stock units outstanding and the requisite service completed at December 3, 2021.

There are a further 8,103,000 restricted stock units outstanding as of September 30, 2021 that vest based on a liquidity and a service condition (“Liquidity Condition 1 RSUs”). The liquidity condition for the Liquidity Condition 1 RSUs is satisfied upon the occurrence of a sale transaction (“Acquisition”) or the completion of an initial public offering. The Two-Step Merger did not result in the satisfaction of this liquidity condition as it did not meet the definition of an Acquisition per the award agreements. The Company intends to ask the New BuzzFeed Board of Directors to waive the liquidity condition in 2022, and permit the 8,103,000 restricted stock units to vest. Had the waiver taken place upon the consummation of the Two-Step Merger, approximately $23.0 million of incremental stock-based compensation expense would have been recognized based on the number of Liquidity Condition 1 RSUs outstanding and the requisite service completed at December 3, 2021, at an estimated fair value of $3.06 per RSU. The incremental stock-based compensation expense that would be recorded upon the occurrence of the waiver will depend on the timing of the waiver and actual forfeitures.

(M)	Represents the issuance of 100,000 shares of New BuzzFeed Class A common stock and 33,333 New BuzzFeed warrants in exchange for forgiveness of the 890 related party note payable.

Purchase Price Allocation Adjustments (PPA)

(N)	The estimated purchase consideration is as follows (in thousands):

Estimated Consideration:
Cash consideration(1)	$200,000
Share consideration(2)	96,200
Total estimated consideration	$296,200

(1)	Includes the estimated cash consideration of $200 million. This amount will be adjusted for estimated Closing Specified Liabilities as specified in the C Acquisition Purchase Agreement.
(2)	Represents 10,000,000 shares of New BuzzFeed Class A common stock at a price of $9.62 per share, which is based on 890’s stock price on the Closing Date.

Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed of Complex Networks are recorded at the acquisition date fair values. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the C Acquisition.

For all assets acquired and liabilities assumed other than identified intangible assets and goodwill, unless otherwise noted, the carrying value was estimated to equal fair value. The final determination of the fair value of certain assets and liabilities will be completed within the one-year measurement period as required by FASB ASC 805. The size and breadth of the C Acquisition may necessitate the use of this measurement period to adequately analyze and assess a number of factors used in establishing the asset and liability fair values as of the acquisition date, including the significant contractual and operational factors underlying the developed technology and the assumptions underpinning the related tax impacts of any changes made. Any potential adjustments made could be material in relation to the preliminary values presented.

Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair values set forth below.

The following table sets forth a preliminary allocation of the estimated consideration for the C Acquisition to the identifiable tangible and intangible assets acquired and liabilities assumed based on Complex Networks’ September 30, 2021 balance sheet, with the excess recorded as goodwill (in thousands):

Cash	-
Accounts receivable	37,177
Prepaid expenses and other current assets	2,779
Intangible assets	120,300
Other assets	15,973
Total assets	176,229
Accounts payable	3,682
Accrued expenses	17,581
Deferred rent	54
Deferred revenue	13,461
Accrued compensation	10,882
Other current liabilities	158
Deferred rent, noncurrent	439
Deferred tax liabilities	21,722
Other liabilities	3,068
Total liabilities	71,047
Net identifiable assets acquired (a)	105,182
Estimated purchase consideration (b)	296,200
Estimated goodwill (b) – (a)	191,018

In accordance with FASB ASC 350, goodwill will not be amortized but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill recognized is not expected to be deductible for tax purposes.

The table below indicates the estimated fair value of each of the identifiable intangible assets (in thousands, except for useful life):

	Preliminary Estimated Asset Fair Value	Weighted Average Useful Life (Years)	Pro Forma Amortization Expense
			For the Nine Months Ended September 30, 2021	For the Year Ended December 31, 2020
Trademarks & tradenames	90,000	15	4,500	6,000
Customer relationships	25,000	4	4,688	6,250
Developed technology	5,300	3	1,325	1,767

These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts that will be calculated after completing a detailed valuation analysis, and the difference could be material relative to the preliminary values presented. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill of $12.0 million and annual amortization expense of approximately $1.4 million, assuming an overall weighted average useful life of 12.2 years.

Deferred tax liabilities were established based on the preliminary purchase price allocation resulting from the step up in fair value of intangible assets, using a pro forma blended statutory tax rate of 23.0% of the combined company. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon the final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

The C Acquisition results in the recognition of deferred tax liabilities related primarily to amortizable intangible assets with no tax basis. The deferred tax amounts were determined based on an estimated tax rate of 23.0% based on a jurisdictional federal and state blended tax rate. Following the C Acquisition, BuzzFeed and Complex Networks will file a consolidated U.S. federal and various state tax returns. It is expected that the $21.7 million of net deferred tax liabilities recognized as a result of the transaction can be used as a source of future taxable income to support partial realizability of BuzzFeed’s deferred tax assets. The change in the deferred tax asset valuation allowance will be recognized as an income tax benefit and therefore is reflected as an adjustment to the accumulated deficit.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 are as follows:

(AA)	Reflects certain non-recurring transaction costs incurred by BuzzFeed, 890, and Complex Networks subsequent to September 30, 2021, principally related to the C Acquisition. A further $13.3 million of transaction costs are included in the historical statements of operations of BuzzFeed, 890, and Complex Networks for the nine months ended September 30, 2021 and are non-recurring in nature.

(BB)	Reflects the elimination of 890’s historical net gain on investments earned on the Trust Account.

(CC)	Reflects the incremental interest expense related to the issuance of the convertible notes in the Convertible Note Financing.

(DD)	Reflects the recognition of $4.9 million of stock-based compensation expense associated with the Escrow Agreement. This equity award is accounted for as compensatory to the Chief Executive Officer. As there are no future service conditions, the estimated fair value of the award was recognized upon closing of the Two-Step Merger as a non-recurring expense.

(EE)	Represents incremental stock-based compensation expense associated with certain BuzzFeed RSUs that vest based on both a liquidity and a service condition. The liquidity condition for the 9,124,000 Liquidity Condition 2 RSUs is satisfied upon the occurrence of certain events, including a merger or acquisition or other business combination transaction involving the Company and a publicly traded special purpose acquisition company or other similar entity and, as a result, the liquidity condition for the Liquidity Condition 2 RSUs was satisfied upon the completion of the Two-Step Merger. Upon closing of the Two-Step Merger, we recognized approximately $16.6 million of incremental stock-based compensation expense associated with these restricted stock units, based on the number of restricted stock units outstanding and the requisite service completed at December 3, 2021.

Purchase Price Allocation Adjustments (PPA)

(FF)	Reflects the incremental amortization expense recorded as a result of the fair value adjustment for intangible assets acquired in the C Acquisition.

(GG)	Reflects the non-recurring income tax benefit related to the partial release of BuzzFeed’s deferred tax asset valuation allowance as described in Note (N) above. As New BuzzFeed is in a cumulative pro forma loss position and is not expected to have sufficient sources of taxable income to realize any further tax benefits, there are no further income tax effects estimated related to the other pro forma adjustments.

(HH)	Represents the reduction of income tax benefit recognized from the combination of historical BuzzFeed’s and Complex Networks’ interim tax calculations including the effects of the Transactions.

Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2020. As the Transactions, are being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Transactions have been outstanding for the entire period presented.

Pro Forma Basic and Diluted Earnings Per Share	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Pro Forma net income (loss) attributable to common stockholders	$(57,724)	$(28,301)
Weighted average shares outstanding, basic and diluted	133,350	133,350
Basic and diluted net income (loss) per share of Class A, Class B, and Class C common stock	$(0.43)	$(0.21)
Pro Forma Weighted Average Shares – Basic and Diluted
Weighted average shares of Class A common stock outstanding, basic and diluted	110,999	110,999
Weighted average shares of Class B common stock outstanding, basic and diluted	15,873	15,873
Weighted average shares of Class C common stock outstanding, basic and diluted	6,478	6,478
Pro Forma Weighted Average Shares – Basic and Diluted	133,350	133,350